Exhibit 10.2

2023 FORM OF RSU AGREEMENT

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

GREEN THUMB INDUSTRIES INC. 2018 STOCK AND INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made this _______day of_______, 20______ (the “Effective Date”), by and between Green Thumb Industries Inc., a British Columbia, Canada corporation (the “Company”) and (“Participant”).

1.
Award. The Company hereby grants to Participant a restricted stock unit award covering ________Subordinate Voting Shares (the “Shares”) of the Company according to the terms and conditions set forth herein and in the Green Thumb Industries Inc. 2018 Stock and Incentive Plan, including, without limitation, any amendments thereto adopted at any time and from time to time (the “Plan”). Each restricted stock unit (a “Unit”) represents the right to receive one Subordinate Voting Share, subject to the terms of this Agreement, including the vesting requirements, and the terms of the Plan. The Units are granted under Section 6(c) of the Plan. This Agreement is subject in all respects to the terms and provisions of the Plan. The Participant acknowledges having received a copy of the Plan and that the Participant has read the Plan carefully and understands its content. The provisions of the Plan are incorporated into this Agreement by reference, and in the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.
2.
Vesting. Except as otherwise provided in this Agreement, the Units shall vest in accordance with the following schedule:

On or after each of the following dates _____________________________	Number of Units Vested _____________________________
3.
Restrictions on Transfer. The Units may not be sold, assigned, transferred or pledged, other than by will or the laws of descent and distribution, and any such attempted transfer shall be void.
4.
Forfeiture and Early Vesting.
(a)
In General. All vesting set forth in Section 2 shall be subject to the Participant’s continued service with the Company or an Affiliate through the applicable vesting date(s). Any Units that are not vested pursuant to Section 2 or Section 4 hereof as of the date of the Participant’s termination of service with the Company or any Affiliate for any reason (other than due to death) shall be immediately and irrevocably forfeited.

Updated April 2023

(b)
Change in Control. If within 12 months following a Change in Control (as defined below), the Company terminates the Participant’s service with the Company for reasons other than for Cause, all Units granted hereunder not already forfeited under operation of this Section 4 shall become fully vested with all restrictions lifted, and be issued pursuant to Section 5(a) hereof. Upon forfeiture, Participant will no longer have any rights relating to the unvested Units.
(c)
Death. In the event of the Participant’s death, all of the Units shall immediately vest as of the date of death.
5.
For purposes of this Agreement:
(a)
“Cause” shall mean a (i) repeated failure to competently and diligently perform duties of Participant’s position with the Company (other than due to physical or mental illness); (ii) conviction of guilty or nolo contendere plea to, a misdemeanor which is materially and demonstrably injurious to the Company or any of its subsidiaries or Affiliates, or any felony; (iii) commission of an act, or a failure to act, that constitutes fraud, gross negligence or willful misconduct (including without limitation, embezzlement, misappropriation or breach of fiduciary duty resulting or intending to result in personal gain at the expense of the Company or any of its subsidiaries); and (iv) violation of any applicable laws, rules or regulations or failure to comply with applicable confidentiality, non solicitation and non competition obligations to the Company or any of its subsidiaries, corporate code of business conduct or other material policies of the Company or any of its subsidiaries in connection with or during performance of the Participant’s duties to the Company or any of its subsidiaries that could, in the Board’s opinion, cause material injury to the Company or any of its subsidiaries; and (v) failure to maintain applicable professional licenses or certifications. In the case of a violation or failure under (i), (iv) or (v), if such violation or failure is curable, such violation or failure shall only constitute “Cause” if it is not cured within thirty (30) days after notice thereof to the Participant.
(b)
“Change in Control” shall mean:
(i)
the occurrence of any of the following events (each, a “Business Combination”): (a) the sale of securities of the Company representing 50% or more of the combined economic interests of the Company’s then outstanding equity securities on a combined, fully diluted basis in a single transaction or in a series of transactions occurring during a period of not more than twelve months to any “person” or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (a “Person”) other than to a Qualified Affiliate or a Permitted Holder; (b) a Person becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities representing 50% or more of the combined economic interests of the Company’s then outstanding equity securities, other than an acquisition by (1) one or more Qualified Affiliates or (2) a Permitted Holder; (c) the Company is merged, amalgamated or consolidated with another corporation; or (d) a sale of substantially all of the assets of the Company to another entity, unless, following any of the foregoing Business Combinations in (a) through (d) above, all or substantially all of the individuals and entities that were the beneficial owners of the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own immediately after the transaction or transactions, directly or indirectly, securities representing 50% or more of the combined economic interests of the then outstanding voting equity securities (or comparable interests) of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Affiliates) in substantially the same proportions as their

Updated April 2023

ownership of the Company’s voting equity securities immediately prior to such Business Combination; or
(ii)
in any twelve (12) month period, the individuals who, as of the beginning of the 12-month period, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election or appointment, or nomination for election by Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(c)
“Permitted Holder” shall mean any Person that includes Ben Kovler.
(d)
“Qualified Affiliate” shall mean (i) any Person that is part of a controlled group or under common control with the Company; or (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or by any entity controlled by the Company.
6.
Miscellaneous.
(a)
Issuance of Shares. As soon as administratively practicable following the Participant’s vesting date under Section 2 or Section 4 hereof, as applicable, and the Participant’s satisfaction of any required Withholding Obligations (but in no event later than 60 days following the vesting date), the Company shall cause to be issued and delivered to the Participant a certificate or certificates evidencing Shares registered in the name of the Participant (or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be) or to instruct the Company’s transfer agent to electronically deliver such shares to the respective Participant. The number of Shares issued shall equal the number of Units vested, reduced as necessary to cover applicable withholding obligations in accordance with Section 5(c) hereof. If it is administratively impracticable to issue Shares within the time frame described above because issuances of Shares are prohibited or restricted pursuant to the policies of the Company that are reasonably designed to ensure compliance with applicable securities laws or stock exchange rules, then such issuance shall be delayed until such prohibitions or restrictions lapse.
(b)
Rights as Shareholder. Units are not actual Shares, but rather, represent a right to receive Shares according to the terms and conditions set forth herein and the terms of the Plan. Accordingly, the issuance of a Unit shall not entitle the Participant to any of the rights or benefits generally accorded to stockholders unless and until a Share is actually issued under Section 5(a) hereof and the Shares in question have been registered in the Company’s register of shareholders.

Updated April 2023

(c)
Taxes. The Participant hereby agrees to make adequate provision for any sums required to satisfy the applicable federal, state, local or foreign employment, social insurance, payroll, income or other tax withholding obligations (the “Withholding Obligations”) that arise in connection with this Agreement. The Company may establish procedures to ensure satisfaction of all applicable Withholding Obligations arising in connection with this Agreement, including any means permitted in Section 8 of the Plan. Notwithstanding anything else contained herein and except as otherwise determined by the Committee, the Withholding Obligations shall be satisfied by selling on the Participant’s behalf (using any brokerage firm determined acceptable to the Company for such purpose) a portion of the Securities issued in payment of the Units as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Withholding Obligations. To the extent permitted by the Committee, the Participant hereby authorizes the Company, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Tax Obligations by (1) withholding a portion of the Shares otherwise to be issued in payment of the Units having a value equal to the amount of Withholding Obligation in accordance with such rules as the Company may from time to time establish; or (2) withholding from the wages and other cash compensation payable to the Participant or by causing the Participant to tender a cash payment or other Shares to the Company. The Participant shall be responsible for all brokerage fees and other costs of sale, and the Participant further agrees to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale. The Company may refuse to deliver Shares if the Participant fails to comply with the Participant’s obligations in connection with the Withholding Obligations described in this paragraph. The Participant agrees to pay to the Company or its applicable Affiliate, any amount of Withholding Obligations that the Company or its applicable Affiliate may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described in this Agreement. The Company may refuse to issue or deliver the Shares, cash or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Withholding Obligations.
(d)
Award Subject to Plan. This Award is subject to the terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, this Award is subject to the rules and regulations promulgated pursuant to the Plan, now or hereafter in effect. Participant acknowledges receipt of a copy of the Plan.
(e)
No Right to Continued Service. This Agreement shall not confer on the Participant any right with respect to continuance of service to the Company, nor will it interfere in any way with the right of the Company to terminate such service at any time. Any questions as to whether and when there has been a termination of service and the cause of such termination shall be determined in the sole discretion of the Committee.
(f)
Governing Law. The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.
(g)
Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.
(h)
No Trust or Fund Created. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.

Updated April 2023

(i)
Section 409A Provisions. The payment of Shares under this Agreement are intended to be exempt from the application of section 409A of the Internal Revenue Code, as amended (“Section 409A”) by reason of the short-term deferral exemption set forth in Treasury Regulation §1.409A-1(b)(4). Notwithstanding anything in the Plan or this Agreement to the contrary, to the extent that any amount or benefit hereunder that constitutes “deferred compensation” to the Participant under section 409A and applicable guidance thereunder is otherwise payable or distributable to the Participant under the Plan or this Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s Disability or termination of employment, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise (including, but not limited to, a payment made pursuant to an involuntary separation arrangement that is exempt from Section 409A under the “short-term deferral” exception). Any payment or distribution that otherwise would be made to a Participant who is a specified employee as defined in Section 409A(a)(2)(B) of the Code on account of separation from service may not be made before the date which is six months after the date of the specified employee’s separation from service (or if earlier, upon the specified employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.
(j)
Insider Trading / Market Abuse Laws. By participating in the Plan, the Participant agrees to comply with the Company’s policy on insider trading as in effect at any given time. The Participant further acknowledges that the Participant may be subject to local insider trading and/or market abuse laws and regulations that are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s personal responsibility to comply with any applicable restrictions, and that the Participant should consult the Participant’s personal advisor on this matter.
(k)
Electronic Delivery. The Company may, in its sole discretion, deliver by electronic means any documents related to the Units or the Participant’s future participation in the Plan. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. To the extent that this Agreement is manually signed, instead of electronically accepted by the Participant (if permitted by the Company), it may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
(l)
Legend on Certificates. Any Shares issued or transferred to the Participant pursuant to this Agreement shall be subject to such stop transfer orders and other restrictions as the Board of Directors of the Company or the Compensation Committee thereof may deem advisable under the Plan or the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, the British Columbia Securities Commission, or any other applicable regulator, or any stock exchange upon which such Shares are listed, any applicable Canadian Federal or provincial, or U.S. Federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant or to ensure compliance with any additional transfer restrictions that may be in effect from time to time, and the Board of Directors of the Company or the Compensation Committee thereof may cause a legend or legends to be put on any certificates representing such Shares to make appropriate reference to such restrictions.

Updated April 2023

(m)
Rule 16b-3. If the Participant has been designated by the Company’s Board of Directors as a “Section 16 Officer” as of the Date of Grant, the grant of the Units to the Participant hereunder is intended to be exempt from the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”) pursuant to Rule 16b-3 promulgated under the Exchange Act.
(n)
Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.
(o)
Compliance with Laws. The issuance of the Shares upon settlement of the Units pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any Canadian Federal or provincial, or U.S. Federal or state securities laws, rules and regulations (including, without limitation, the provisions of the CSE, the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue any Shares pursuant to this Agreement if any such issuance would violate any such requirements.
(p)
Entire Agreement; Amendment. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant.

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.

GREEN THUMB INDUSTRIES INC.

By: ______________________________________

[NAME]

[TITLE]

PARTICIPANT

Print Name: ______________________________

Updated April 2023